Exhibit 4.24

English translation

I-Mab Biopharma (Hangzhou) Co., Ltd.

_________________________________________________________________

Shareholders Agreement

_________________________________________________________________

July 16, 2022

Table of Contents

Article 1	Information and Inspection Rights	- 5 -
Article 2	Equity Lockup	- 6 -
Article 3	Investors’ Preferred Rights	- 7 -
Article 4	Corporate Governance	- 15 -
Article 5	Dissolution of Act in Concert	- 17 -
Article 6	Liability for Breach of Contract; Indemnification	- 18 -
Article 7	Effectiveness, Amendment and Termination of the Agreement	- 18 -
Article 8	Miscellaneous	- 19 -
Schedule 1	Shareholding Structure Immediately After Completion of the Transactions
Schedule 2	List of Competitors of the Company

SHAREHOLDERS AGREEMENT

This SHAREHOLDERS AGREEMENT (this “Agreement”) is entered into in the PRC on July 16, 2022 by and among the following parties:

1.

I-Mab Biopharma (Hangzhou) Co., Ltd., a limited liability company legally established and existing in accordance with the PRC laws, whose unified social credit code is 91330100MA2GNANB49 (the “Company”);

2.I-Mab Biopharma Co., Ltd., a limited liability company legally established and existing in accordance with the PRC laws, whose unified social credit code is 91310115MA1K3G0E1F (“I-Mab Shanghai”);

3.I-MAB BIOPHARMA HONGKONG LIMITED, a company limited by law established in accordance with the laws of the Hong Kong Special Administrative Region of the PRC, whose registration number is 2400410 (“I-Mab HK”);

4.

Hangzhou Fushi Investment Management Partnership (Limited Partnership) (杭州赋实投资管理合伙企业(有限合伙)), a limited partnership legally established and existing in accordance with the PRC laws, whose unified social credit code is 91330102MA2AYYBD4Q (“Fushi Capital”);

5.

Shenzhen Tsingsong Shengrui Investment Partnership (Limited Partnership) (深圳市青松晟睿投资合伙企业(有限合伙)), a limited partnership legally established and existing in accordance with the PRC laws, whose unified social credit code is 91440300MA5FYAQD4R (“Tsingsong Shenzhen”);

6.

Nanjing Tsingsong Healthcare Investment Partnership (Limited Partnership) (南京清松医疗健康产业投资合伙企业(有限合伙)), a limited partnership legally established and existing in accordance with the PRC laws, whose unified social credit code is 91320113MA21DH7W5M (“Tsingsong Nanjing”);

7.

Hangzhou Heda Biotech Investment Partnership (Limited Partnership) (杭州和达生物医药创业投资合伙企业(有限合伙)), a limited partnership legally established and existing in accordance with the PRC laws, whose unified social credit code is 91330101MA2AXNXM21 (“Heda Investment”);

8.

Xiamen Ronghui Derong Equity Investment Partnership (Limited Partnership) (厦门融汇德润股权投资合伙企业(有限合伙)), a limited partnership legally established and existing in accordance with the PRC laws, whose unified social credit code is 91350211MA34071K50 (“Ronghui Derong”);

9.

Ningbo Yanyuan Yaoshang Chanrong Equity Investment Partnership (Limited Partnership) (宁波燕园姚商产融股权投资合伙企业(有限合伙)), a limited partnership legally established and existing in accordance with the PRC laws, whose unified social credit code is 91330281MA2AF01K1J (“Yanyuan Chanrong”);

10.

Ningbo Yanchuang Yaoshang Yangming Investment Partnership (Limited Partnership) (宁波燕创姚商阳明创业投资合伙企业(有限合伙)), a limited partnership legally established and existing in accordance with the PRC laws, whose unified social credit code is 91330281MA2H6M3084 (“Yanchuang Yangming”);

11.

Jiangsu Yanyuan Dongfang Investment Partnership (Limited Partnership) (江苏燕园东方创业投资合伙企业(有限合伙)), a limited partnership legally established and existing in accordance with the PRC laws, whose unified social credit code is 91320300MA1UQURD8F (“Yanyuan Dongfang”);

12.

Ningbo Rongshun Yanyuan Investment Partnership (Limited Partnership) (宁波荣舜燕园投资合伙企业(有限合伙)), a limited partnership legally established and existing in accordance with the PRC laws, whose unified social credit code is 91330201MA2AJPJ617 (“Rongshun Yanyuan”);

13.

Ningbo Yanyuan Innovation Investment Partnership (Limited Partnership) (宁波燕园创新创业投资合伙企业(有限合伙)), a limited partnership legally established and existing in accordance with the PRC laws, whose unified social credit code is 91330201340622519X (“Yanyuan Innovation”);

14.

Zhuzhou Guochuang Junyao Investment Partnership (Limited Partnership) (株洲市国创君垚投资合伙企业(有限合伙)), a limited partnership legally established and existing in accordance with the PRC laws, whose unified social credit code is 91430200MA4RGB014A (“Guochuang Junyao”);

15.

Ningbo Hanhai Qianyuan Equity Investment Partnership (Limited Partnership) (宁波瀚海乾元股权投资基金合伙企业(有限合伙)), a limited partnership legally established and existing in accordance with the PRC laws, whose unified social credit code is 91330212MA2GW05H0A (“Hanhai Qianyuan”);

16.

Hangzhou Haibang Yigu Investment Partnership (Limited Partnership) (杭州海邦羿谷创业投资合伙企业(有限合伙)), a limited partnership legally established and existing in accordance with the PRC laws, whose unified social credit code is 91330101MA2B02RD4R (“Haibang Yigu”);

17.	Jialiang Shan, a Chinese citizen, whose ID number is ***;
18.

Zhejiang Silu Industry Investment Fund Partnership (Limited Partnership) (浙江丝路产业投资基金合伙企业(有限合伙)), a limited partnership legally established and existing in accordance with the PRC laws, whose unified social credit code is 91330101MA28WHW02L (“Silu Fund”);

19.

Viva Biotech (Shanghai) Ltd. (维亚生物科技(上海)有限公司), a limited company legally established and existing in accordance with the PRC laws, whose unified social credit code is 91310115677881436W (“Viva Biotech”);

20.

Tianjin Huatian Enterprise Management Consultation Limited Partner (Limited Partner) (天津华天企业管理咨询合伙企业(有限合伙)), a limited partnership legally established and existing in accordance with the PRC laws, whose unified social credit code is 91120118MA0727C0X0 (“Huatian Enterprise Management”);

21.

Qingdao Xinneng Property Management Co., Ltd., a limited liability company legally organized and existing in accordance with the PRC laws, whose unified social credit code is 91330100MA2GNANB49 (“Qingdao Xinneng”; together with Fushi Capital, Tsingsong Shenzhen, Tsingsong Nanjing, Heda Investment, Ronghui Derong, Yanyuan Chanrong, Yanchuang Yangming, Yanyuan Dongfang, Rongshun Yanyuan, Yanyuan Innovation, Guochuang Junyao, Hanhai Qianyuan, Haibang Yigu, Jialiang Shan, Silu Fund, Viva Biotech, Huatian Enterprise Management, collectively referred to as the “Series A Round Investors”);

22.	Lili Qian, a Chinese citizen, whose ID number is ***;
23.	Zhengsong Zhang, a Chinese citizen, whose ID number is ***;
24.	Yunfei Zhang, a Chinese citizen, whose ID number is ***;
25.	Lihong Lou, a Chinese citizen, whose ID number is ***;
26.	Kai Zhou, a Chinese citizen, whose ID number is ***;
27.	Fang Yin, a Chinese citizen, whose ID number is *** (together with Lili Qian, Zhengsong Zhang, Yunfei Zhang, Lihong Lou and Kai Zhou, collectively referred to as the “Management”);
28.

Hangzhou Yijing Biotech Partnership (Limited Partnership) (杭州伊境生物科技合伙企业(有限合伙)), a limited partnership legally established and existing in accordance with the PRC laws, whose unified social credit code is 91330100MA2HY0AEXX (the “Management Holdco”);

29.

Hangzhou Lanjing Biotech Partnership (Limited Partnership) (杭州阑境生物科技合伙企业(有限合伙)), a limited partnership legally established and existing in accordance with the PRC laws, whose unified social credit code is 91330100MA2HY07T3Q (the “ESOP Holdco”; together with I-Mab HK, the Series A Round Investors, the Management Holdco, collectively referred to as the “Existing Shareholders”);

30.Pingtan Wenzhou Ruihe Investment Partnership (Limited Partnership) (平潭文周瑞和投资合伙企业(有限合伙)), a limited partnership legally established and existing in accordance with the PRC laws, whose unified social credit code is 91350128MA8TQEYH30 ( “Wenzhou Ruihe”);

31.Hangzhou Jingyun Equity Investment Partnership (Limited Partnership) (湖州静耘股权投资合伙企业(有限合伙)), a limited partnership legally established and existing in accordance with the PRC laws, whose unified social credit code is 91330501MA2JL1G07W ( “Huzhou Jingyun”);

32.Pingtan Wenzhou Ruizhi Investment Partnership (Limited Partnership) (平潭文周瑞致投资合伙企业(有限合伙)), a limited partnership legally established and existing in accordance with the PRC laws, whose unified social credit code is 91350128MA8TQFP85C ( “Wenzhou Ruizhi”);

33.Jiaxing Hongtong Investment Partnership (Limited Partnership) (嘉兴鸿桐创业投资合伙企业(有限合伙)), a limited partnership legally established and existing in accordance with the PRC laws, whose unified social credit code is 91330402MA7GF15T8Q ( “Jiaxing Hongtong”);

34.Qingdao Zhongou Industry Investment Partnership (Limited Partnership) (青岛中欧创新产业投资基金合伙企业(有限合伙)), a limited partnership legally established and existing in accordance with the PRC laws, whose unified social credit code is 91370202MA3WNGTEXK ( “Qingdao Zhongou”);

35.Qingdao Haiyang Innovation Investment Co., Ltd. (青岛海洋创新产业投资基金有限公司), a limited liability company legally established and existing in accordance with the PRC laws, whose unified social credit code is 91370282MA3N5L323R ( “Qingdao Haiyang Innovation”);

36.Ningbo Yijing Management Partnership (Limited Partnership) (宁波市伊境企业管理合伙企业(有限合伙)), a limited partnership legally established and existing in accordance with the PRC laws, whose unified social credit code is 91330205MA7JC3H09J ( “Ningbo Yijing”);

37.Ningbo Hangjing Management Partnership (Limited Partnership) (宁波市杭境企业管理合伙企业(有限合伙)), a limited partnership legally established and existing in accordance with the PRC laws, whose unified social credit code is 91330205MA7HXY278M ( “Ningbo Hangjing”);

38.Ningbo Zhengjing Management Partnership (Limited Partnership) (宁波市正境企业管理合伙企业(有限合伙)), a limited partnership legally established and existing in accordance with the PRC laws, whose unified social credit code is 91330205MA7GQY2K5F ( “Ningbo Zhengjing”, together with Ningbo Zhengjing, Wenzhou Ruihe, Huzhou Jingyun, Wenzhou Ruizhi, Jixing Hongtong, Qingdao Zhongou, Qingdao Haiyang Innovation, Ningbo Yijing, Ningbo Hangjing, the “Series B Round Investor”);

(The Series B Round Investor and the Series A Round Investors are collectively referred to as the “Investors”)

The above parties are hereinafter collectively referred to as the “Parties”. When any party hereto is referred to as a “Party”, the other parties hereto will be referred to as the “Other Parties”.

WHEREAS:

1.

The Company is a limited liability company legally established and existing in accordance with PRC laws, which was established on June 26, 2019. The Company’s unified social credit code is 91330100MA2GNANB49, its registered capital is USD$30 million, and its business scope is: technology development, technology services, technology consulting, and transfer of results: biotechnology, pharmaceutical technology (with respect to the above, except for the development and application of human stem cells, gene diagnosis and treatment technology); production: drugs; drugs, pharmaceutical intermediates, Category I medical device wholesale and import and export business (except for those subject to special access control regulations stipulated by the state).

2.

On September 15, 2020, the Existing Shareholders, the Management and the Company except for Qingdao Xinneng entered into that certain Equity Transfer and Investment Agreement (the “Series A Round Investment Agreement”). According to the Series A Round Investment Agreement, the Series A Round Investors collectively acquired 40% of the equity of the Company from I-Mab HK, corresponding to the unpaid registered capital of the Company in the amount of USD$12 million, and invest a total amount in RMB equivalent to USD$120 million (collectively referred to as the “Series A Round Investors Investment Amount”; the equity acquired by the Series A Round Investor in such transactions is the “Series A Round Equity”) to the Company after acquiring such equity; the Management acquired, through the Management Holdco, 10% of the equity of the Company from I-Mab HK, corresponding to the unpaid registered capital of the Company in the amount of USD$3 million, and invest a total amount in RMB equivalent to USD$3 million to the Company after acquiring such equity; the ESOP Holdco acquired 5% of the equity of the Company from I-Mab HK, corresponding to the unpaid registered capital of the Company in the amount of USD$1.5 million, which equity will be used to implement the Company’s employee equity incentive plan; I-Mab HK transferred to the Company the Intangible Assets agreed in the Series A Round Investment Agreement with a total valuation of USD$105 million and pay to the Company USD$30 million in cash, so as to complete its capital contribution obligations with respect to the 45% remaining equity of the Company held by I-Mab HK (corresponding to registered capital of the Company in the amount of USD$13.5 million). On the same day, the aforementioned Parties signed a Shareholders Agreement (the “Series A Round Shareholders Agreement”). On January 13, 2021, Qingdao Xinneng acquired 0.25% of the equity of the Company from Huatian Enterprise Management, corresponding to registered capital of USD$75,000, such equity is the Series A Round Equity.

3.

On the same day as this Agreement is signed, the Parties jointly signed an Investment Agreement (the “Investment Agreement”). According to the Investment Agreement, the Series B Round Investor agreed to subscribe for the new registered capital of the Company by RMB¥292.43 million (the “Series B Round Investor Investment Amount”, and Series A Round Investors Investment Amount are collectively referred to as the “Investors Investment Amount”) for the Company’s new registered capital of USD$344.5758 million. The aforementioned transactions are collectively referred to as the “Transactions”, in which the equity acquired by the Series B Round Investor is “Series B Round Equity”; the Series B Round Equity and the Series A Round Equity are collectively referred to as “Investors’ Equity”. Immediately after the completion of the Transactions, the Company’s shareholding structure is reflected in Schedule 1.

THEREFORE, in order to further stipulate the rights and obligations of the shareholders of the Company after completion of the Transactions, the Parties have entered into the following agreement (unless otherwise provided in this Agreement, the terms used in this Agreement shall have the same meaning as that of the terms in the Investment Agreement):

Article 1Information and Inspection Rights

1.1

Information and Inspection Rights. The Parties agree that, as long as an Investor holds equity in the Company, the Investor or person designated by the Investor in writing shall have the right, to (a) inspect the assets and account capital flow records, financial statements, financial books, financial documents and other related documents of the Company and its Subsidiaries during the Company’s normal office hours, or (b) communicate with directors, supervisor(s), senior officers, key employees, employees of the Company, and professional service organizations engaged by the Company such as auditors and legal consultants on affairs of the Company; in each case, provided that notice is delivered to the Company five (5) Working Days in advance. At the same time, the Company shall provide such Investor with the following information with respect to the Company and its Subsidiaries:

(1)	Within twenty-one (21) days after the end of each fiscal month, provide Investors with unaudited monthly financial statements;
(2)

Within one hundred and twenty (120) days after the end of each fiscal year, provide Investors with annual financial statements and annual audit report audited by an auditor acceptable to the Investors;

(3)	Within thirty (30) days before the commencement of each fiscal year, provide Investors with the financial budget for such fiscal year;
(4)	Provide copies of documents and other materials given to any other shareholders;
(5)	Other information and materials reasonably requested by the Investors.

The aforesaid financial statements shall be prepared in accordance with China’s generally accepted accounting principles, and shall include balance sheets, profit and loss statements, and cash flow statements.

The Investors shall have the right to inspect the company and its subsidiaries.

1.2	Termination. The above-mentioned information and inspection right will terminate upon completion of the Qualified IPO (as defined in the Investment Agreement).

Article 2 Equity Lockup

2.1

I-Mab HK, the Management, the Management Holdco and the ESOP Holdco hereby agree that before the Qualified IPO of the Company and as long as the Investors still hold equity in the Company, without consent of the Majority Investors (i.e., Investors whose total proportion of subscribed capital among each Investor exceeds two-thirds of the total subscribed capital contribution of all Investors, the same hereinafter) and the Investors who have the rights to appoint Investors Directors in accordance with the provisions of Article 4.1 of this Agreement, none of I-Mab HK, the Management, the Management Holdco and the ESOP Holdco shall dispose of any equity of the Company directly or indirectly held by them through transfer, gift, pledge or otherwise, or create any incumbrance on such equity in favor of any third party. However, (i) I-Mab HK may transfer equities in the Company to its Affiliated Company(ies), provided that such equity transfer shall not affect I-Mab HK’s obligations hereunder. For the avoidance of doubt, in such case, the equity transfer shall not take effect unless and until the relevant Affiliated Company(ies) of I-Mab HK have agreed to assume all covenants, representations, obligations and responsibilities which are owed by I-Mab HK to the Investors hereunder; (ii) I-Mab HK shall not be subject to the Articles 2.1, 3.2 and 3.3 of this Agreement for the purpose of fulfilling its obligation under Article 4.3 (10) of the Investment Agreement to reduce its equity in the Company to within 30% (to the extent that the equity in the Company is sufficiently diluted at that time). Notwithstanding this paragraph, for the avoidance of ambiguity, I-Mab HK shall not directly or indirectly transfer all or part of the company’s equity to a competitor of the Company; (iii) in the event of an increase in the management team, an existing Management may transfer equity to a newly joined member of the management team. For the avoidance of doubt, in such case, the equity transfer between the Management members shall not take effect unless and until the new Management member(s) have agreed to subject themselves to the provisions of this Article 2.1 and have executed relevant joinder agreement; (iv) for purposes of implementing the ESOP or other incentive arrangement that may be approved by the Investors Directors, the grantee(s) of incentives may be granted option or may accept transfer of equity; (v) any member of the Management may exercise the repurchase rights in accordance with Article 2.2, and (vi) the transfer of equity in the Company by I-Mab HK for the purpose of implementation of a repurchase under Article 3.5 (the foregoing are collectively referred to as the “Exempt Transfer”). The Exempt Transfer shall not be subject to the Company’s, the Investors’ or other shareholders’ consent, the right of first refusal, the co-sale rights or similar rights. For the avoidance of doubt, a change in shares at the level of I-Mab 天境生物 (NASDAQ: IMAB; hereinafter referred to as “I-Mab”), the parent company of I-Mab HK, is not considered an indirect transfer of the equity in the company.

2.2

The Parties hereby acknowledge and agree that the Share of Equity held by each member of Management through the Management Holdco shall be restricted equity. After each member of the Management pays in an installment of capital contribution for his/her Share of Equity in accordance with the provisions of Article 4.3 (8) of the Series A Round Investment Agreement, such paid-in portion of Share of Equity shall be vested one (1) year from the relevant paid-in date (however, if the date on which such member of the Management paid in the relevant installment is earlier than the due date of such installment as provided in Article 4.3 (8) of the Series A Round Investment Agreement, the relevant portion of Share of Equity shall be vested one (1) year from such due date as provided in Article 4.3 (8) of the Series A Round Investment Agreement instead) (for the avoidance of doubt, the Share of Equity, after being vested, shall still be subject to the provisions of Article 2.1 hereof), till all portion of the Share of Equity is vested. However, upon a successful Qualified IPO of the Company or occurrence of a Deemed Liquidation Event, then all unvested Share of Equity held by the Management shall be immediately and fully vested. If, before the Share of Equity held by a member of the Management is fully vested, (a) such member of the Management departs for any reason, or (b) the Board of Directors has determined that there is a material violation of labor contract, or non-compete and intellectual property assignment agreement by such member of the Management, or material failure to perform his/her duties, or other material fault of such member of the Management, and therefore resolves to forfeit his/her Share of Equity, then other members of Management shall have the pro rata rights to purchase all Share of Equity directly or indirectly held by such member of the Management who departed or committed a material fault, which pro rata rights are in proportion to the Share of Equity then held by the relevant members of the Management. The purchase price shall be calculated based on the amount actually paid by the selling member of Management plus interest accrued at an annualized simple interest of 5%. Upon occurrence of aforesaid termination of employment or material fault of any Management member before his/her Share of Equity is fully vested, if the other Management members fail to exercise their repurchase rights or fail to fully exercise their pro rata repurchase rights in proportion to their respective Share of Equity, then Lili Qian and Zhengsong Zhang shall be responsible for repurchasing Share of Equity of the said Management member that are not repurchased. For the avoidance of doubt, in such case, the other shareholders of the Company do not have any right of first refusal, co-sale right or any other similar rights with respect to such purchase.

2.3

The Parties hereby acknowledge and agree that any equity held by the ESOP Holdco in the Company shall only be used for grant of equity incentives under equity incentive plan in accordance with the decision of the Board of Directors, and unless for the purpose of implementing the equity incentive plan and approved by resolution of the Board of Directors, the ESOP Holdco shall not directly or indirectly transfer, pledge, create incumbrance or otherwise dispose of any equity held by it in the Company.

Article 3 Investors’ Preferred Rights

3.1	Pre-emptive Rights.
(1)

From the Closing Date of the Transactions and prior to the Qualified IPO of the Company, if the Company intends to increase its registered capital or issue new shares in any form, arrangement shall be made in accordance with provisions of this Agreement and the Company’s articles of association, and the Investors shall have the right to subscribe for the Company’s new registered capital or new shares at the same price and conditions up to a percentage of such new registered capital or new shares equal to its then shareholding percentage in the Company (“Pre-emptive Rights”).

(2)

If the Company intends to increase registered capital or issues new shares in any form, the Company shall serve a written notice (“Capital Increase Notice”) to all Investors at least fifteen (15) Working Days in advance. The Capital Increase Notice shall include the price and conditions of the plan to increase registered capital or issue new shares (including the amount/number of new registered capital/shares), and at the same time, issue an offer to invite Investors to subscribe for the Company’s new registered capital or new shares at such price and conditions.

(3)

An Investor shall notify the Company in writing within ten (10) Working Days after receipt of the above offer (the “Participation Period”) whether to exercise its Pre-emptive Rights. If the Investor decides to exercise its Pre-emptive Rights, a written commitment to exercise the Pre-emptive Rights shall also be made, in which the amount to be exercised shall be indicated.

(4)

Within ninety (90) Working Days after the expiration date of the above-mentioned Participation Period (if applicable, as the case may be), the Company may enter into a corresponding capital increase contract or similar agreement for the remaining part of the proposed new registered capital or proposed new shares which are not subject to the above-mentioned Pre-emptive Rights or against which no Pre-emptive Rights are exercised; provided, however, such capital increase contract or similar agreement cannot stipulate terms and conditions that are more favorable than those stated in the Capital Increase Notice. If the Company fails to enter into a capital increase contract or a similar agreement within ninety (90) Working Days, then the remaining part of the above-mentioned new registered capital or new shares shall again be subject to the Pre-emptive Rights in accordance with the provisions of this Article 3.1.

(5)

This Article 3.1 does not apply to any capital increase for purposes of implementation of employee equity incentive plans or other incentive plan approved by the Investors Directors, capital increase for purposes of adjustments under Article 3.6, nor capital increase allocated to all shareholders on a pro rata basis for realization of profits or for converting capital reserve to registered capital as approved by resolution of the Shareholders.

3.2	Right of First Refusal.
(1)

Subject to the provisions of Article 2 of this Agreement, if any shareholder of the Company (the “Selling Shareholder”) wishes to transfer any equity of the Company directly or indirectly held by it (the “Offered Equity”) to any third party (the “Proposed Transferee”), the Selling Shareholder shall issue a written notice to the Company and the Investors (the “Transfer Notice”), indicating its transfer intention, transfer price and conditions, and identity of the Proposed Transferee. The Investors (except for the Investor who is a Selling Shareholder) have the right of first refusal to purchase all or part of the Offered Equity at the same price and conditions with priority over other shareholders of the Company and the Proposed Transferee, in proportion to the amount of equity then held by them in the Company (the “Right of First Refusal”). The Investors have the right to, within ten (10) Working Days after receiving the Transfer Notice (the “RoFR Exercise Period”), respond in writing to the Company and the Selling Shareholder requesting to exercise the Right of First Refusal. If the Investors have responded in writing requesting to exercise the Right of First Refusal within the RoFR Exercise Period, such Investors have the right to purchase all or part of the Offered Equity at the same price and conditions with priority over other shareholders of the Company other than the Investors and any third parties.

(2)

Within ninety (90) Working Days after the expiration of above-mentioned RoFR Exercise Period (if applicable, as the case may be), the Selling Shareholder may enter into a corresponding equity transfer contract for the remaining part (if any) of the Offered Equity which is not subject to the above-mentioned Right of First Refusal or against which no Right of First Refusal is exercised; provide, however, the equity transfer contract cannot stipulate terms and conditions that are more favorable than the prices and conditions stated in the Transfer Notice. If the Selling Shareholder fails to enter into an equity transfer contract within the above-mentioned ninety (90) Working Days’ period, then the remaining part of the above-mentioned Offered Equity shall again be subject to the Right of First Refusal under this Article 3.2.

(3)

For the avoidance of any doubt, the Parties confirm that transfer equity held by any Investor in the Company to its Affiliates is not subject to the Company’s or other shareholders’ consent, the Right of First Refusal, the co-sale rights or similar rights. Without the prior written consent of I-Mab HK, each shareholder shall not, and shall cause its respective Affiliates not to, directly or indirectly transfer all or any part of equity of the Company to any person who directly competes with the Company’s principal business (i.e., early stage discovery, development and commercialization of innovative biological drugs in the field of immune diseases) (the “Competitors of the Company”; the number of Competitors of the Company shall be not greater than 20). The initial list of the Competitors of the Company is set forth in Schedule 2 hereto, which list may be updated by approval of the Board (including consent of both Investors Directors).

(4)	This Article 3.2 does not apply to any Exempt Transfer listed in Article 2.1.
3.3	Co-Sale Right.
(1)

Subject to Article 2.1 hereof, when I-Mab HK (including any Affiliate of I-Mab HK who acquires equity of the Company through Exempt Transfer pursuant to Article 2.1 (i) hereof) and/or any the Management member and/or the Management Holdco and/or the ESOP Holdco propose to transfer any equity of the Company held by them, if any Investor decides not to exercise the Right of First Refusal specified in Article 3.2 of this Agreement, such Investor shall have the right to, within five (5) Working Days after expiration of the First RoFR Exercise Period, respond in writing to the Company and I-Mab HK and/or any Management member and/or the Management Holdco and/or the ESOP Holdco (as the Selling Shareholder(s)) requesting to participate in the sale of equity of the Company by such Selling Shareholder(s) under the same conditions of sale (the “Co-Sale Rights”). Except for the situation described in Article 3.3 (2), the amount of equity that any Investor who intends to exercise the Co-Sale Rights by participating in the sale shall not exceed the product of the following: (i) the quantity of the Offered Equity, multiplied by (ii) a fraction, the numerator of which is the amount of equity of the Company held by the Investor who intends to exercise the Co-Sale Rights, the denominator of which is the total number of equity of the Company held by all Investors of the same round who intend to exercise the Co-Sale Rights and the amount of equity of the Company held by the said Selling Shareholder(s) at that time. The said Selling Shareholder(s) shall procure the Proposed Transferee to agree to the above-mentioned co-sale by the Investors; if the Proposed Transferee does not agree to the above-mentioned co-sale, the said Selling Shareholder(s) shall not transfer Offered Equity to the Proposed Transferee unless prior written consent of the Investors who intend to exercise the Co-Sale Rights is obtained or the said Selling Shareholder(s) agree to purchase the equity to be sold by the Investors who intend to exercise the Co-Sale Rights at the same price and conditions.

(2)

Subject to other terms of this Agreement, when I-Mab HK (including any Affiliate of I-Mab HK who acquires equity of the Company through Exempt Transfer pursuant to Article 2.1 (i) hereof) and/or the Management and/or the Management Holdco and/or the ESOP Holdco have already cumulatively sold equity held by them in the Company in excess of 6% of the then total registered capital of the Company, and I-Mab HK and/or the Management and/or the Management Holdco and/or the ESOP Holdco wish to further sell equity directly or indirectly held by them in the Company to any Proposed Transferee, and any Investor decides not to exercise its Right of First Refusal as specified in Article 3.2 of this Agreement, then such Investor has the right to, within five (5) Working Days after expiration of the RoFR Exercise Period, respond in writing to the Company and I-Mab HK and/or the Management and/or the Management Holdco and/or the ESOP Holdco (as the Selling Shareholder(s)), requesting to sell any part or all equity of the Company held by it to the Proposed Transferee under the same conditions of sale (the “Full Co-Sale Rights”). If the Proposed Transferee does not agree to purchase any part or all equity that any Investor requests to sell by exercising the Fully Co-Sale Rights, I-Mab HK and/or the Management and/or the Management Holdco and/or the ESOP Holdco (as the Selling Shareholder(s)) shall purchase all equity requested to be sold by the Investors who intend to exercise the Full Co-Sale Rights at the same conditions, otherwise they shall not transfer Offered Equity to the Proposed Transferee.

(3)	This Article 3.3 does not apply to any Exempt Transfer listed in Article 2.1.
3.4	Liquidation Preference.

Before the Qualified IPO of the Company, in the event of the Company’s liquidation, dissolution, or occurrence of a Deemed Liquidation Event (as defined below), the Company’s property shall be used to pay off liquidation expenses, employee salaries and social insurance expenses, statutory compensation, taxes owed by the Company and the Company debts in the order prescribed by law. If there is any remaining property after the Company’s liquidation property is liquidated in accordance with the abovementioned provisions, or in case of a Deemed Liquidation Event, the Company or all shareholders have surplus after deduction of relevant taxes (collectively referred to as the “Remaining Property”), the Remaining Property shall be allocated in the following order:

(1)

An Investor has the right to take precedence over the Existing Shareholders of the Company except for the Series A Round Investors to receive the higher of (“Liquidation Preference Amount”): (i) x) the Investors Investment Amount paid by the Investor, plus y) investment return accrued from the date on which the Investor actually paid the relevant Investors Investment Amount until the payment date of the relevant Liquidation Preference Amount, calculated on the basis of the annualized 10% simple interest rate on the Investor Investment Amount so paid, plus z) the Company’s undistributed profits (if any) corresponding to the Investor’s equity; or (ii) among the Remaining Property, the part that the Investor would be entitled to receive base on its shareholding percentage in the Company. If the Remaining Property is insufficient to pay all Investors their Liquidation Preference Amount in full, the Company shall allocate the Remaining Property among the Investors in proportion of each Investor’s Liquidation Preference Amount. The aforesaid Liquidation Preference Amount shall be paid to the Investors by RMB cash.

(2)

If there are any assets remaining after the Liquidation Preference Amount has been paid in full, the Remaining Property shall be distributed ratably among the other shareholders of the Company according to the relative proportion of equity held by them in the Company.

(3)

The Parties shall take all effective measures in compliance with the applicable PRC laws to ensure that the Investors obtain their priority proceeds from the distributable Remaining Property in the above-mentioned order, in a manner consistent with applicable PRC laws. The Parties shall cooperate with the completion of the procedures that are required under the applicable laws for performance of obligations under this Article 3.4.

(4)

For the purposes of this Agreement, “Deemed Liquidation Events” shall mean (i) all or substantially all of the Company’s assets, business or equity are sold, transferred or otherwise disposed of in a transaction or series of related transactions ; or (ii) all or substantially all of the Company’s intellectual property rights are transferred or exclusively licensed to third parties for use in a transaction or series of related transactions; or (iii) fifty percent (50%) and above of the Company’s equity is sold, transferred to third parties or otherwise disposed of in a transaction to third parties or series of related transactions, or due to the merger, reorganization, business integration, or any other form of transaction between the Company and other entities, resulting in all shareholders of the Company before such transactions no longer hold fifty percent (50%) and above of the Company’s voting rights after such mergers, reorganizations, business integration, or any other form of transaction.

3.5	Repurchase
(1)	Repurchase Triggering Scenario (“Repurchase Scenario”):

(a) on September 15, 2024, the Company fails to close a Qualified IPO;

(b) Serious breach of the relevant commitments and warranties set forth in Article 8.1 of this Agreement and Article 4.3 of the Investment Agreement by the Company, I-Mab HK or I-Mab Shanghai, and creates material obstacles to the Qualified IPO of the Company resulting in the Company’s Qualified IPO application being rejected by the stock exchange or securities regulatory authority, or the intermediary institutions such as the Company’s sponsor, lawyer believe that such problems cannot be solved and the purpose of Qualified IPO cannot be achieved;

(c) other shareholders of the Company, other than the Repurchase Scenario (d), require the Company, the controlling shareholder(s) or other subject to repurchase their equity in the Company as set forth in Article 3.5 (1);

(d) subject to the requirements of the regulatory review of A-shares, upon written notice from I-Mab HK, and the consent of the board of directors of the Company (which shall include directors appointed by all Investors and shall be actively pursued by all Parties and shall not be unreasonably withheld or delayed after I-Mab HK has provided reasonable material explanation) or the written request of the A-shares review regulatory authority (Shanghai Stock Exchange or the China Securities Regulatory Commission), for the purpose of A-shares listing of I-Mab, I-Mab HK is unable to continue to perform its repurchase obligations under this Article 3.5.

(2)

Within three (3) years of the occurrence of the Repurchase Scenario (a), within forty-five (45) days of the occurrence of the Repurchase Scenario (c), which the Investor knows or should know (whichever is the date when the Company, the controlling shareholder(s) or other repurchase obligation subject serves the Investor with the notice as stipulated in Article 8.3), or other period that may then be agreed between I-Mab and the Investors through consultation, any Investor will have the right to elect to request I-Mab HK to repurchase all or any part of the equity held by such Investor in the Company by cash. The repurchase price of the corresponding equity represented by per 1 U.S. dollar of registered capital of the Company Investors’ Equity shall be (a) the Investor’s Original Unit Investment Price (as defined below; or if the Original Unit Investment Price has been adjusted in accordance with Article 3.6, the Adjusted Unit Investment Price shall be applied instead), plus (b) accrued from the date that the Investor actually paid the relevant Investors Investment Amount till the date when the repurchase price is paid, interest calculated at the annualized 10% simple interest rate on the Original Unit Investment Price (or the Adjust Unit Investment Price), plus (c) the Company’s undistributed profits (if any) corresponding to such equity (collectively referred to as the “Repurchase Price”). The total Repurchase Price that an Investor is entitled to shall be a product obtained by multiplying the unit Repurchase Price of per 1 U.S. dollar of registered capital calculated pursuant to the preceding provisions, by the total amount of registered capital corresponding to the Investors’ Equity which the Investor requests to be repurchased.

(3)

Within three (3) years of the occurrence of the Repurchase Scenario (b), within forty-five (45) days of the occurrence of the Repurchase Scenario (d), or other period that may then be agreed between I-Mab and the Investors through consultation, any Investor will have the right to elect to request I-Mab HK to repurchase all of the equity held by such Investor in the Company by cash. The Repurchase Price of the corresponding equity represented by per 1 U.S. dollar of registered capital of the Company Investor’s Equity shall be repurchased in accordance with the valuation of the corresponding equity assessment by an evaluation institution jointly designated by the Parties at that time, and such Repurchase Price shall not be less than the Repurchase Price as stipulated in Article 3.5 (2) of the Shareholders Agreement.

(4)

If the Investor fails to exercise the right of repurchase as stipulated under this Article 3.5 within forty-five (45) days of the occurrence of the Repurchase Scenario (d), I-Mab HK shall no longer assume any repurchase obligations, and the Company shall assume the repurchase obligations under this Article 3.5. Where the Company assumes the repurchase obligation, the Existing Shareholders shall, and the Company and I-Mab HK and the Management shall make every effort to cause all shareholders at that time to sign the resolution required for capital reduction and complete the legal procedures for the Company’s repurchase.

(5)

I-Mab HK and the Investors hereby agree that if any Investor intends to exercise the Repurchase Right in accordance with the provisions of Article 3.5 (1) above, subject to the approval procedures of I-Mab and the then applicable domestic and foreign securities laws and regulatory rules on public companies, if the Parties intend to have I-Mab to use its stock as consideration to repurchase the equity of the Company against which the Investor intends to exercise the Repurchase Right (hereinafter referred to as “Repurchase by Stock”), it shall be negotiated separately by the Investors and I-Mab. If the value of I-Mab stock obtained by an Investor through Repurchase by Stock has reached an amount equal to the product obtained by multiplying the unit Repurchase Price under Article 3.5 (2) by the quantity of equity held by such Investor, I-Mab HK shall no longer assume the repurchase obligations under this Article 3.5 with respect to such equity of the Company held by the Investor. From expiration of the four (4) years period after the Closing Date of the Series A Round financing, that is September 15, 2020, and within three (3) years thereafter, or within exercising period that may be otherwise agreed between I-Mab HK and the Investors through consultation, with consent of the Majority Investors, negotiation may be initiated with I-Mab on I-Mab’s repurchase of equity of the Company held by the Investors by issuance of I-Mab stock as consideration. If the Investor fails to exercise the right of repurchase as stipulated under this Article 3.5 within forty-five (45) days of the occurrence of the Repurchase Scenario (d), this Article shall automatically terminate.

(6)

(i) I-Mab HK and the Company shall complete procedures that are required under the applicable laws for performance of obligations under this Article 3.5. I-Mab HK guarantees that, within 1 year from the date on which any Investor delivers request of repurchase to the Company in writing, the Investor will receive Repurchase Price for all equity with respect to which it has exercised right of repurchase. Before I-Mab HK has paid the Investors the Repurchase Price in full, the Investors shall still be entitled to the full shareholder rights under the laws of the PRC and this Agreement for the equity in which it has not obtained relevant portion of Repurchase Price. (ii) If I-Mab HK disposes of all or substantially all of the equity directly or indirectly held by it in I-Mab Bio-Tech (Tianjin) Co., Ltd. and I-Mab Biopharma Co., Ltd. and such disposal of equity may impact I-Mab HK’s capability to perform its repurchase obligations under this Article 3.5, I-Mab HK shall cause other company(ies) within the Group who have capacity of repurchase to jointly covenant to perform the repurchase obligations, so as to make up for deficiency in the Warrantor’s capacity of repurchase (If the Investor fails to exercise the right of repurchase as stipulated under this Article 3.5 within forty-five (45) days of the occurrence of the Repurchase Scenario (d), this Article (ii) shall automatically terminate).

(7)	The Repurchase Price shall be adjusted according to stock split, dividend distribution, capital reorganization and other similar situations.
(8)

In the event that I-Mab HK and/or the Company fails to perform its repurchase obligations, any Investor has the right to require the Company to raise funds to perform its repurchase obligations by selling assets, dividends, liquidation or other means permitted by applicable laws (“Alternative Means”), the shareholders of the Company other than the Investor then agree and ensure that they act in concert with the Investor, make relevant resolutions in accordance with the direction of the Investor, and sign all legal documents required to enforce the Alternative Means.

3.6	Anti-Dilution

If, after the Closing Date and before the Company’s Qualified IPO, the Company issues new registered capital (or securities that can be converted into or can be exercised as the Company’s equity) with a unit price of per 1 U.S. dollar of registered capital (the “New Unit Price”) that is lower than any Investor’s Original Unit Investment Price at its investment in the Company, the Investor will have the right to require the Original Unit Investment Price of its equity held in the Company to be reduced to an amount that is equal to the New Unit Price (the Original Unit Investment Price, after such adjustment, shall be referred to as the “Adjusted Unit Investment Price”), and recalculate the amount of equity in the Company that it should have been entitled to obtain based on its Investor Investment Amount. After the recalculation, the amount of Company registered capital held by each Investor shall be equal to the quotient obtained by dividing the Investors Investment Amount paid by such Investor in the Transactions, by the Adjusted Unit Investment Price (“Investor’s Equity after Adjustment”). The difference between the Investor’s Equity after Adjustment and the Investor’s then actual equity shall, to the extent permitted by the applicable laws, be compensated by the Company by issuing additional registered capital to the Investor at the lowest price permitted by law. For the avoidance of doubt, the “Original Unit Investment Price” of the Series A Round Equity is initially RMB equivalent to USD$10 per USD$1 of registered capital (calculated according to the USD to RMB central parity rate announced by the People’s Bank of China on the day of such Investor’s payment of its Series A Round Investors Investment Amount); the “Original Unit Investment Price” of the Series B Round Equity is initially RMB equivalent to USD$16.6666 per USD$1 of registered capital (calculated according to the USD to RMB central parity rate announced by the People’s Bank of China on the day of such Investor’s payment of its Series B Round Investor Investment Amount). However, equity/shares issuance for implementation of employee equity incentive plans or other incentive arrangements approved by the Investors Directors shall not trigger the adjustments under this Article 3.6. For the avoidance of doubt, if, in accordance with Shareholders’ resolution, the Company uses capital reserve fund to increase the registered capital of all shareholders on a pro rata basis, the Original Unit Investment Price of the anti-dilution right investor under this Article shall be diluted and reduced proportionally.

3.7

Effect of Preferred Rights. Unless otherwise agreed in this Agreement, the foregoing special rights of Investors as stipulated in Article 3 of this Agreement shall automatically lapse at the time as necessary for initial public offering of the Company and in accordance with requirements of the regulatory authority for initial public offering; provided, however, such rights shall be automatically reinstated as if such rights had never expired or terminated, when (i) the Company withdraws the application for initial public offering, (ii) the Company fails to successfully complete the issuance with eighteen (18) months after submission of application for initial public offering (this period can be extended by the Parties through written agreement before the expiration), or (iii) the relevant regulatory authority overrules or rejects the Company’s application for Qualified IPO (based on the earliest occurrence of the preceding three events).

3.8

New Shareholders. If, after execution of this Agreement, any shareholder of the Company intends to transfer all of the equity held by it in the Company to any third party, the transferee of the equity shall sign an agreement with the Parties to this Agreement simultaneously with the transfer of the equity, stipulating that the transferee shall be assigned rights and obligations of the transferring shareholder. If, after execution of this Agreement, any shareholder of the Company intends to transfer a part of the equity held by it in the Company to any third party, the transferee of the equity shall sign an agreement with the Parties to this Agreement simultaneously with the transfer of the equity, stipulating that the transferee and the transferor shall respectively be entitled to the rights of the transferor hereunder immediately prior to the transfer, and be subject to the obligations of the transferor hereunder immediately prior to the transfer, with respect to equity of the Company respectively held by each of them. Rights and obligations of the transferee(s) of equity shall be subject to agreement among the transferee(s) and all shareholders of the Company at that time.

3.9

Most Favored Nation. In the event any Investor is entitled to, with respect to its investment in these Transactions, any terms (the “More Favorable Terms”) that are more favorable than the Series A Round Investors other than those required by the applicable laws and regulations or under the Transaction Documents (as defined in the Investment Agreement), the Series A Round Investors shall automatically be entitled to the same More Favorable Terms. In the event that the Series A Round Investors are entitled any More Favorable Terms than the Series B Round Investor in the Transactions in accordance with any document prior to this Agreement, then the Series B Round Investor shall automatically be entitled to the same More Favorable Terms.

Article 4 Corporate Governance

4.1

Composition of Board. The Company shall establish a Board of Directors. As of the Closing Date, the Board of Directors shall consist of seven (7) persons, of which: I-Mab HK has the right to appoint three (3) directors; Fushi Capital has the right to appoint one (1) director; Tsingsong Shenzhen and Tsingsong Nanjing have the right to appoint one (1) director jointly; Wenzhou Ruihe has the right to appoint one (1) director (together with the directors appointed by Fushi Capital, Tsingsong Shenzhen and Nanjing Tsingsong, collectively referred to as the “Investors Directors”); the Management Holdco has the right to appoint one (1) director. The Company shall have a Chairman, who shall be a director appointed by I-Mab HK. The Parties hereby unanimously agree that, in accordance with Article 4.3 (10) of the Investment Agreement, if the percentage of equity in the Company held by I-Mab HK falls below 30%, the Parties shall adjust the number of directors that I-Mab HK is entitled to appoint to a number of seats commensurate with the proportion of shares held at the time, and such adjusted number of seats shall be consistent with the purpose of I-Mab HK not having control of the Company at that time.

Each Shareholder of the Company shall exert affirmative votes on election of the aforesaid nominees of Directors, so as to ensure persons nominated by the Parties who are entitled to appoint Directors pursuant to this Article 4.1 be elected as Directors of the Company. Wenzhou Ruihe has the right to appoint one (1) Board observers. Each Board observer shall be entitled to: (i) simultaneously with the Directors of the Company, receive all notices for Board meetings, meeting materials and other documents that the Company delivers to the Directors; (ii) attend Board meetings and make speech, and receive copies of Board resolutions and meeting minutes, provided that the observer shall have no voting rights on any matter reviewed by the Board; and (ii) customary information rights of Directors.

4.2	Shareholders’ Power. The Shareholders shall exercise the following powers to:
(1)	Decide the Company’s business policy and investment plan;
(2)	Elect and replace directors, and decide on matters related to the remuneration of directors;
(3)	Elect and replace supervisors who are representatives of the Shareholders, and determine matters related to the remuneration of supervisors;
(4)	Review and approve the report of the Board of Directors;
(5)	Review and approve the report of the supervisors;
(6)	Review and approve the Company’s annual financial budget plan and final account plan;
(7)	Review and approve the Company’s profit distribution plan and loss make-up plan;
(8)	Adopt resolutions on issuance of corporate bonds;

(9)	Adopt resolutions on the Company’s public offering of shares, determination or amendment of the Company’s IPO plan (including without limitation jurisdiction of IPO);
(10)

Adopt resolutions on shareholders’ transfer of equity interest or change of shareholding structure of the Company (provided that in the event any Party transfers equity in compliance with this Agreement, the other Parties shall cooperate to pass the relevant Shareholders resolutions);

(11)	Adopt resolutions on the increase or decrease of the registered capital of the Company or its Subsidiaries;
(12)

Adopt resolutions on matters of the Company or its Subsidiaries such as mergers, divisions, changes in organizational form, dissolution, termination, liquidation, ceasing to operate principal business of the Company, or Deemed Liquidation Events;

(13)	Amend the Company’s or its Subsidiaries’ articles of association.

In shareholders meetings, the shareholders shall exercise their voting power in accordance with the proportion of registered capital respectively subscribed by them. When the shareholders adopt resolutions on items (9)-(13) above, such resolutions must be passed by shareholders representing more than two-thirds (2/3) of the voting power (including the consent of I-Mab HK and the Majority Investors (for the avoidance of doubt, shall include consent of the Investors who are entitled to appoint Investors Directors)). Except for the abovementioned circumstances, the resolution of the shareholders shall be passed by shareholders representing more than one-half (1/2) of the voting power.

4.3	Board of Directors’ Power. The Board of Directors shall exercise the following power to:
(1)	Decide the business plan and investment plan of the Company and its Subsidiaries;
(2)	Formulate the annual financial budget plan and final account plan of the Company and its Subsidiaries;
(3)	Formulate profit distribution plan and loss make-up plan of the Company and its Subsidiaries;
(4)	Formulate plans for the Company and/or its Subsidiaries to increase or decrease the registered capital;
(5)	Approve, implement or amend the Company’s employee equity incentive plan and specific plans thereof;
(6)	Formulate merger, division, change of company organization form, and dissolution plan of the Company and/or its Subsidiaries;
(7)

Approve, extend or amend related party transactions or agreements between the Company and/or its Subsidiaries and any of its shareholders, directors and Senior Officers or their respective Affiliates (except related party transactions or agreements necessary for the Exempt Transfer described in Article 2.1 hereof, or execution, extension or amendment of any related party transaction or agreement to the extent such execution, extension or amendment is made in accordance with related party transaction/agreement framework plan approved in advance by the Board of Directors (including the Investors Directors);

(8)

Approve the Company and/or its Subsidiaries to sell, mortgage, pledge, transfer or dispose of the intellectual property as contributed by I-Mab HK to the Company stipulated in the Series A Round Investment Agreement, or sale or disposal of all or substantially all of assets related to any Target Pipeline of the Company stipulated in the Series A Round Investment Agreement;

(9)

Any commercial cooperation between the Company or its Subsidiaries and any third party regarding the intellectual property related to the Target Pipelines as contributed by I-Mab HK to the Company stipulated in the Series A Round Investment Agreement, including but not limited to joint development, external licensing, etc.;

(10)	Company’s or its Subsidiaries’ provision of securities to third parties;
(11)	Amendment of the list of the Competitors of the Company as attached to this Agreement;
(12)

The Company’s obtainment of license from any third party under any Intellectual Property, or the license of any Intellectual Property of the Company to any third party, or change of any existing license agreement or arrangement in connection with any Target Pipeline stipulated in the Series A Round Investment Agreement;

(13)	Decide on the establishment of the internal management organization of the Company and its Subsidiaries;
(14)

Formulate the Company’s basic management policies (including without limitation policies on the Company’s provision of securities or lending of loans to third parties, borrowing of loans, related party transactions);

(15)

Approve the company and its Subsidiaries as service providers to sign any CRO contracts, contract for CMC development and contract manufacturing of drugs, or contract for contract development or manufacture of drugs of similar nature;

(16)	Approve the planning and design (including its modifications and changes) and implementation of the production lines of the Company and its Subsidiaries; and
(17)	Other powers granted under the applicable laws, the Company’s articles of association, or by the Shareholders.
4.4

Each member of the Board of Directors shall have one vote. The quorum for meetings of Board of Directors shall exceed two-thirds (2/3) of the total number of directors, and the Board of Directors resolutions reached are valid only if with affirmative votes of a majority of the directors. Notwithstanding the foregoing, the Board of Directors shall not adopt resolutions on the matters listed in item (5) above without the affirmative votes of over two-thirds (2/3) of the directors, including affirmative votes of at least one Investor Director; and the Board of Directors shall not adopt resolutions on the mattes listed in items (6) to (12), (15) and (16) above without the affirmative votes of a majority of the directors, including affirmative votes of at least one director appointed by I-Mab HK and all the Investors Directors.

Article 5Dissolution of Act in Concert

5.1

I-Mab HK, the Management Holdco and the ESOP Holdco unanimously agree to terminate the relationship of act in concert agreed in Article 5 Act in Concert of the Series A Round Shareholders Agreement, and terminate all rights and obligations under such relationship of act in concert.

5.2

From the effective date of this Agreement, I-Mab HK, the Management Holdco and the ESOP Holdco shall, as shareholders of the Company, in accordance with the laws and regulations, the Company’s articles of association and provisions of this Agreement, independently exercise all the rights of shareholders including, but not limited to, information rights, dividend rights, economic rights and other rights granted by the laws and regulations, or the Company’s articles of association and provisions of this Agreement.

Article 6 Liability for Breach of Contract; Indemnification

6.1

If any Party to this Agreement breaches the provisions of this Agreement, the Other Parties shall have the right to claim indemnification for the losses suffered by them as a result of the breach in addition to other rights that they may be entitled to under this Agreement.

6.2

Subject to other provisions of this Agreement, a Party to this Agreement (hereinafter referred to as the “Indemnifying Party”) shall indemnify and hold harmless the Other Parties (hereinafter referred to as the “Indemnified Parties”) against losses or payment incurred in connection with any of the following circumstances: (a) any representation or statement made by the Indemnifying Party in this Agreement is false, untrue or misleading,(b) the Indemnifying Party has violated or failed to fully fulfill the covenants, warranties or obligations under this Agreement, in each case except the circumstances which have been waived by the Other Parties in writing. The Indemnifying Party shall indemnify the Indemnified Parties against any and all losses directly or indirectly suffered by the Indemnified Parties as a result of the foregoing circumstances.

6.3

If any Party to this Agreement breaches the provisions of this Agreement, in addition to any other rights under this Agreement, the Other Parties shall have the right to require the breaching Party to specifically and completely perform the obligations under this Agreement.

6.4

Notwithstanding anything to the contrary herein, the provisions of this Article shall survive termination of the Parties’ rights and obligations hereunder, and survive the termination of this Agreement.

Article 7 Effectiveness, Amendment and Termination of the Agreement

7.1

Effectiveness. This Agreement shall take effect on the Closing Date, subject to the due execution of this Agreement by the Parties or their authorized representatives (Chinese non-natural persons must also affix their official seals). Upon the entry into force of this Agreement, the Series A Round Shareholders Agreement shall automatically terminate and be superseded in its entirety by this Agreement.

7.2	Amendment.
(1)

Unless otherwise provided in this Agreement, any amendment or modification of this Agreement shall be negotiated by the Parties separately and shall not take effect until a written contract is signed jointly on the amendment or modification.

(2)

Notwithstanding the foregoing, the Parties acknowledge that if the Company establishes any new Management Holdco or ESOP Holdco after the signing of this Agreement (including, but not limited to, the ESOP Holdco established separately in accordance with Article 7.1 of the Investment Agreement, if applicable), the Company shall cause such Management Holdco or ESOP Holdco to sign a reasonable form of Joinder Agreement to the Shareholder Agreement and send such Joinder Agreement to the Other Parties to confirm that such Shareholding Platform has become a Party to this Agreement, and shall have the same rights and obligations as the Management Holdco or ESOP Holdco under this Agreement. The foregoing adjustments shall take effect on the date on which such Shareholding Platform acquires the equity in the Company without the need for a separate written contract between the Parties.

7.3	Termination. This Agreement may be prematurely terminated in accordance with the following provisions:
(1)	With the unanimous written consent of all Parties;
(2)	If force majeure occurs and as a result the fundamental purpose of this Agreement cannot be achieved, any Party may terminate this Agreement.
7.4

Effect of Termination. When this Agreement is terminated in accordance with Article 7.3, except the provisions in Article 6 (Liability for Breach of Contract; Indemnification), Article 8 (Miscellaneous) and this Article 7.4, this Agreement shall be invalid and shall no longer be binding or effective, and the Parties will be no longer required to bear the responsibilities and obligations under this Agreement; provided, however, despite termination of this Agreement, a Party shall still be liable for any losses incurred by the Other Parties as a result of its breach of this Agreement before the termination.

Article 8 Miscellaneous

8.1

Other Commitments from I-Mab HK and I-Mab Shanghai. I-Mab HK and I-Mab Shanghai undertake that if the Company subsequently starts to prepare for an independent listing, I-Mab HK and I-Mab Shanghai will, based on the actual situation of the equity in the Company held by I-Mab HK at that time, make their reasonable commercial efforts to provide the necessary cooperation to the Company on issues related to the demonstration of independence by means including the cancellation of preferential rights arrangement, adjustment of the equity in the Company held by I-Mab HK and the weight of corporate governance, etc. in due time, including but not limited to the following matters: 1) issue a Letter of Commitments to avoid inter-sector competition (if required) and cooperate with the signing of relevant agreements (if involved) in accordance with the audit requirements at that time and the proportion of shares of I-Mab HK at that time when the Company applies for a Qualified IPO; 2) make its best commercial efforts to reduce connected transactions with the Company in accordance with the audit requirements at that time when the Company applies for a Qualified IPO, and ensure that its connected transactions with the Company shall be conducted in compliance with requirements of relevant securities regulatory rules such as reasonableness, necessity, fairness; 3) in order to meet the audit requirements of the independence of the Company’s personnel when applying for the Qualified IPO, I-Mab HK shall cooperate with the Company to improve the independence of the Company’s personnel, including, but not limited to, to make the relevant personnel of I-Mab HK no longer participate in the operation and management of the Company as members of the management of the Company and to maintain mutual independence with the management of the Company.

8.2

Other Commitments of the Company and its Investors. As a participating subsidiary of I-Mab HK, in the subsequent capital market operations of I-Mab HK or its affiliates, if it needs to conduct necessary due diligence, verification to the Company or require the Company to issue necessary explanations or other documents, the Company and the Investors should make their best commercial efforts to provide necessary cooperation.

8.3	Notice.
(1)

All notices, claims, requests, consents, waivers and other communications required or permitted under this Agreement shall be in writing (including telegram, fax or similar written form) and shall be sent, delivered or mailed, e-mailed or faxed to the following addresses:

Company:	I-Mab Biopharma (Hangzhou) Co., Ltd.
	Attention:	***
	Phone:	***
	E-mail:	***
	Address:	***
I-Mab Shanghai:	I-Mab Biopharma Co., Ltd.
	Attention:	***
	Phone:	***
	E-mail:	***
	Address:	***
Existing Shareholders:	I-MAB BIOPHARMA HONGKONG LIMITED
	Attention:	***
	Phone:	***
	E-mail:	***
	Address:	***
Hangzhou Fushi Investment Management Partnership (Limited Partnership)
	Attention:	***
	Phone:	***
	Fax:	***
	E-mail:	***
	Address:	***

Shenzhen Tsingsong Shengrui Investment Partnership (Limited Partnership)
Attention:	***
Phone:	***
E-mail:	***
Address:	***
Nanjing Tsingsong Healthcare Investment Partnership (Limited Partnership)
Attention:	***
Phone:	***
E-mail:	***
Address:	***
Hangzhou Heda Biotech Investment Partnership (Limited Partnership)
Attention:	***
Phone:	***
E-mail:	***
Address:	***
Xiamen Ronghui Derong Equity Investment Partnership (Limited Partnership)
Attention:	***
Phone:	***
Fax:	***
E-mail:	***
Address:	***

Ningbo Yanyuan Yaoshang Chanrong Equity Investment Partnership (Limited Partnership)
Attention:	***
Phone:	***
E-mail:	***
Address:	***
Ningbo Yanchuang Yaoshang Yangming Investment Partnership (Limited Partnership)
Attention:	***
Phone:	***
E-mail:	***
Address:	***
Jiangsu Yanyuan Dongfang Investment Partnership (Limited Partnership)
Attention:	***
Phone:	***
E-mail:	***
Address:	***
Ningbo Rongshun Yanyuan Investment Partnership (Limited Partnership)
Attention:	***
Phone:	***
E-mail:	***
Address:	***
Ningbo Yanyuan Innovation Investment Partnership (Limited Partnership)
Attention:	***
Phone:	***
E-mail:	***
Address:	***

Zhuzhou Guochuang Junyao Investment Partnership (Limited Partnership)
Attention:	***
Phone:	***
E-mail:	***
Address:	***
Ningbo Hanhai Qianyuan Equity Investment Partnership (Limited Partnership)
Attention:	***
Phone:	***
E-mail:	***
Address:	***
Hangzhou Haibang Yigu Investment Partnership (Limited Partnership)/Jialiang Shan
Attention:	***
Phone:	***
E-mail:	***
Address:	***
Zhejiang Silu Industry Investment Fund Partnership (Limited Partnership)
Attention:	***
Phone:	***
Fax:	***
E-mail:	***
Address:	***

Viva Biotech (Shanghai) Ltd.
Attention:	***
Phone:	***
Fax:	***
E-mail:	***
Address:	***
Tianjin Huatian Enterprise Management Consultation Limited Partner (Limited Partner)
Attention:	***
Phone:	***
E-mail:	***
Address:	***
Qingdao Xinneng Property Management Co., Ltd.
Attention:	***
Phone:	***
E-mail:	***
Address:	***
The Management/Hangzhou Yijing Biotech Partnership (Limited Partnership)
Attention:	***
Phone:	***
E-mail:	***
Address:	***
Hangzhou Lanjing Biotech Partnership (Limited Partnership)
Attention:	***
Phone:	***
E-mail:	***
Address:	***

Series B Round Investor	Pingtan Wenzhou Ruihe Investment Partnership (Limited Partnership)
	Attention:	***
	Phone:	***
	E-mail:	***
	Address:	***
Huzhou Jingyun Equity Investment Partnership (Limited Partnership)
	Attention:	***
	Phone:	***
	E-mail:	***
	Address:	***
Pingtan Wenzhou Ruizhi Investment Partnership (Limited Partnership)
	Attention:	***
	Phone:	***
	E-mail:	***
	Address:	***
Jiaxing Hongtong Investment Partnership (Limited Partnership)
	Attention:	***
	Phone:	***
	E-mail:	***
	Address:	***
Qingdao Zhongou Industry Investment Partnership (Limited Partnership)
	Attention:	***
	Phone:	***
	E-mail:	***
	Address:	***
Qingdao Haiyang Innovation Investment Co., Ltd.
	Attention:	***
	Phone:	***
	E-mail:	***
	Address:	***

Ningbo Yijing Management Partnership (Limited Partnership)
Attention:	***
Phone:	***
E-mail:	***
Address:	***
Ningbo Hangjing Management Partnership (Limited Partnership)
Attention:	***
Phone:	***
E-mail:	***
Address:	***
Ningbo Zhengjing Management Partnership (Limited Partnership)
Attention:	***
Phone:	***
E-mail:	***
Address:	***

(2)

Each notice, request or other communication delivered or served in accordance with the provisions of Article 8.2 (1) shall be deemed as delivered or served as follows: (a) if sent by a courier company or personally delivered, it shall be deemed as delivered when the relevant notice, request or communication is sent to the above-mentioned address; (b) if sent by fax, then the relevant notice, request or communication shall be deemed as delivered when it is transmitted to the above fax number and the report of successful fax transmission is obtained; (c) if sent by e-mail, it shall be deemed as delivered twenty-four hours after the date on which the e-mail containing the relevant notice, request or communication as recorded by the sender’s computer is sent, provide, however, if the sender does not receive the recipient’s confirmation of receipt of the above e-mail within twenty-four hours (except for automatic email confirmation of receipt), the above notice, request or other communication shall be sent by courier or fax by the end of the same day. The addresses and e-mails provided by the Parties be used as the address for service of dispute resolution under this Agreement. The confirmed address for service applies to all stages of dispute resolution, including arbitration, first instance, second instance, retrial, and execution, etc.

8.4	Governing law. This Agreement shall be governed by and be construed in accordance with the PRC laws.
8.5

Dispute Resolution. In the event of is a dispute over the interpretation or performance of this Agreement, the Parties shall firstly attempt to resolve the dispute through friendly consultation. If the dispute cannot be resolved through consultation within thirty (30) days after one Party delivers written notice to the Other Parties requesting the commencement of consultation, then any Party may submit the dispute to the China International Economic and Trade Arbitration Commission for arbitration, and the arbitration shall be conducted in Hangzhou according to the said commission’s arbitration rules then in force. The arbitration award shall be final and binding on all Parties and cannot be appealed. The arbitration costs shall be borne by the losing party unless the arbitration award provides otherwise. When any dispute occurs and when any dispute is under arbitration, except the matter under disputes, the Parties shall continue to exercise their other rights and perform their other obligations under this Agreement.

8.6

Confidentiality. Each of the Parties shall not, and shall cause its respective Affiliates, shareholders, directors, senior officers, employees, representatives or agents not to, directly or indirectly disclose the existence of this Agreement or any information related to the Transactions (including any information obtained by the Party during the course of the negotiation and execution of this Agreement), unless (a) it has obtained the prior written consent of the non-disclosing Parties, or (b) such information is required to be disclosed by the applicable laws and is only disclosed to the extent necessary to comply with the applicable laws or any regulations or policies of any stock exchange, provided, however that the disclosing Party shall, within a reasonable time before the disclosure or submission of the relevant information, seek opinions of the Other Parties on such disclosure and submission, and that if required by the Other Parties, the disclosing Party shall seek for confidential treatment of the disclosed or submitted information to the extent possible. Notwithstanding the foregoing covenants, I-Mab, as a company listed in the United States, is entitled to disclose information about the Company’s financing as required by the U.S. securities laws or other securities regulatory authorities that may apply thereto, without the Parties’ separate consent. Upon completion of the closing, each party shall have the right to disclose the existence of the Series B Round investor’s investment in the Company to third parties or the public, provided that any party disclosing matters relating to the Series B Round Investor’s investment in the Company shall consult with I-Mab HK in order to comply with the disclosure requirements under U.S. securities laws or other securities regulatory laws and regulations that may be applicable thereto.

8.7

Severability. The obligations under this Agreement shall be regarded as separate obligations and be independently enforceable. When one or more obligations of this Agreement are unenforceable, the enforceability of other obligations shall not be affected. If this Agreement is not enforceable against any Party, the enforceability of this Agreement among the Other Parties shall not be affected. If one or more of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any respect according to any applicable law, or a government agency requests amendment of one or more provisions of this Agreement, the validity, legality and enforceability of the remaining provisions shall not be affected or damaged in any way. The Parties shall endeavor to replace these invalid, illegal or unenforceable provisions with valid provisions through sincere consultations, and the economic effects of such valid provisions shall be as similar as possible to those of the invalid, illegal or unenforceable provisions.

8.8

Entire Agreement. This Agreement (including the other Transaction Documents and any other documents referred to or contemplated hereunder or thereunder) constitutes the entire agreement among the Parties with regard to the subjects hereof, and supersedes any other agreements or intentions previously reached by the Parties on the same subjects. The Company and its Existing Shareholders (excluding the Series A Round Investors) hereby confirm that the Company, the Existing Shareholders (excluding the Series A Round Investors) have completed the Series A Round Investment Agreement and the conditions of delivery agreed in other Transaction Documents have all been satisfied, and there is no breach of the Series A Round Investment Agreement and other Transaction Documents. For the avoidance of doubt, notwithstanding the provisions of this Article, Article 8 Liability for Breach of Contract; Indemnification of the Series A Round Investment Agreement, shall remain in effect.

8.9

Assignment. Without prejudice to the provisions of the PRC laws and the other provisions of this Agreement, the Investors have the right to assign their rights and obligations under this Agreement to their respective Affiliates, and such assignment does not require prior consent of Other Parties or the Company. An Investor has the right to assign its rights and obligations under this Agreement to any third party along with the sale or transfer (if any) of its equity in the Company to such third party; provided, however, such equity transfer shall be subject to the other Investors’ Right of First Refusal under Article 3.2 hereof. Notwithstanding anything to the contrary herein, after completion of its capital contribution obligation, any Investor may transfer its then effective rights and obligations under this Agreement to its Affiliates along with the sale or transfer (if any) of its equity in the Company, which transfer or assignment shall not be subject to any other shareholders’ consent, the Right of First Refusal, the Co-Sale Rights or similar rights. Except the foregoing, without the prior written consent of each other Party, no Party shall assign its rights or obligations under this Agreement; any assignment without the Other Parties’ consent shall be invalid.

8.10

Counterparts. This Agreement is written in Chinese. This Agreement shall be signed in 38 original copies. Each Party shall hold one (1) original copy, and the remaining original copies shall be held by the company. Each copy of this Agreement shall be equally effective.

8.11

Priority. If, in order to request any government agency to carry out any specific act, separate agreements in connection with the Transactions (including but not limited to, the Investment Agreement, the Company’s articles of association or amendments to the articles of association, as may be amended from time to time) have to be signed in accordance with the standard templates or requirements of the government agency, this Agreement shall control over any such agreements, and such agreements shall only be used to request the government agency to implement the specific act, and shall not be used to establish or as an evidence of any rights or obligations of the relevant parties on matters that may be stipulated in such agreements. In the event of any conflict between the contents of this Agreement and the articles of association, the Parties agree that this Agreement shall prevail to the extent permitted by law.

(No text below)

IN WITNESS WHEREOF, the Parties have been in person or caused their respective authorized representatives to execute this Agreement on the date first above written.

Company:

I-Mab Biopharma (Hangzhou) Co., Ltd.

(Seal)

/s/ Lili Qian
Name: Lili Qian
Position: General Manager

Signature Page to Shareholders Agreement

IN WITNESS WHEREOF, the Parties have been in person or caused their respective authorized representatives to execute this Agreement on the date first above written.

I-Mab Shanghai:

I-Mab Biopharma Co., Ltd.

(Seal)

/s/ Jingwu Zhang Zang
Name: JINGWU ZHANG ZANG
Position: CHAIRMAN

Signature Page to Shareholders Agreement

IN WITNESS WHEREOF, the Parties have been in person or caused their respective authorized representatives to execute this Agreement on the date first above written.

Existing Shareholder:

I-MAB BIOPHARMA HONGKONG LIMITED

/s/ Jingwu Zhang Zang
Name: JINGWU ZHANG ZANG
Position: DIRECTOR

Signature Page to Shareholders Agreement

IN WITNESS WHEREOF, the Parties have been in person or caused their respective authorized representatives to execute this Agreement on the date first above written.

Existing Shareholder:

Hangzhou Fushi Investment Management Partnership (Limited Partnership)

(Seal)

/s/ Hongbo Lu
Name: Hongbo Lu
Position: Authorized signatory

Signature Page to Shareholders Agreement

IN WITNESS WHEREOF, the Parties have been in person or caused their respective authorized representatives to execute this Agreement on the date first above written.

Existing Shareholder:

Shenzhen Tsingsong Shengrui Investment Partnership (Limited Partnership)

(Seal)

/s/ Song Zhang
Name: Song Zhang
Position: Authorized signatory

Signature Page to Shareholders Agreement

IN WITNESS WHEREOF, the Parties have been in person or caused their respective authorized representatives to execute this Agreement on the date first above written.

Existing Shareholder:

Nanjing Tsingsong Healthcare Investment Partnership (Limited Partnership)

(Seal)

/s/ Song Zhang
Name: Song Zhang
Position: Authorized signatory

Signature Page to Shareholders Agreement

IN WITNESS WHEREOF, the Parties have been in person or caused their respective authorized representatives to execute this Agreement on the date first above written.

Existing Shareholder:

Hangzhou Heda Biotech Investment Partnership (Limited Partnership)

(Seal)

/s/ Yufeng Jin
Name: Yufeng Jin
Position: Authorized signatory

Signature Page to Shareholders Agreement

IN WITNESS WHEREOF, the Parties have been in person or caused their respective authorized representatives to execute this Agreement on the date first above written.

Existing Shareholder:

Xiamen Ronghui Derong Equity Investment Partnership (Limited Partnership)

(Seal)

/s/ Wenwen Zhang
Name: Wenwen Zhang
Position: Authorized signatory

Signature Page to Shareholders Agreement

IN WITNESS WHEREOF, the Parties have been in person or caused their respective authorized representatives to execute this Agreement on the date first above written.

Existing Shareholder:

Zhuzhou Guochuang Junyao Investment Partnership (Limited Partnership)

(Seal)

/s/ Xiaohu Xin
Name: Xiaohu Xin
Position: Delegated Representative of Executive Affairs Partner

Signature Page to Shareholders Agreement

IN WITNESS WHEREOF, the Parties have been in person or caused their respective authorized representatives to execute this Agreement on the date first above written.

Existing Shareholder:

Hangzhou Haibang Yigu Investment Partnership (Limited Partnership)

(Seal)

/s/ Li Xie
Name: Li Xie
Position: Authorized signatory

Signature Page to Shareholders Agreement

IN WITNESS WHEREOF, the Parties have been in person or caused their respective authorized representatives to execute this Agreement on the date first above written.

Existing Shareholder:

/s/ Jialiang Shan
Name: Jialiang Shan

Signature Page to Shareholders Agreement

IN WITNESS WHEREOF, the Parties have been in person or caused their respective authorized representatives to execute this Agreement on the date first above written.

Existing Shareholder:

Zhejiang Silu Industry Investment Fund Partnership (Limited Partnership)

(Seal)

/s/ Guanxin Zhou
Name: Guanxin Zhou
Position: Authorized signatory

Signature Page to Shareholders Agreement

IN WITNESS WHEREOF, the Parties have been in person or caused their respective authorized representatives to execute this Agreement on the date first above written.

Existing Shareholder:

Viva Biotech (Shanghai) Ltd.

(Seal)

/s/ Ying Wu
Name: Ying Wu
Position: COO

Signature Page to Shareholders Agreement

IN WITNESS WHEREOF, the Parties have been in person or caused their respective authorized representatives to execute this Agreement on the date first above written.

Existing Shareholder:

Tianjin Huatian Enterprise Management Consultation Limited Partner (Limited Partner)

(Seal)

/s/ Zhanyue Yang
Name: Zhanyue Yang
Position: Authorized signatory

Signature Page to Shareholders Agreement

IN WITNESS WHEREOF, the Parties have been in person or caused their respective authorized representatives to execute this Agreement on the date first above written.

Existing Shareholder:

Qingdao Xinneng Property Management Co., Ltd.

(Seal)

/s/ Ning Xu
Name: Ning Xu
Position: Legal Representative

Signature Page to Shareholders Agreement

IN WITNESS WHEREOF, the Parties have been in person or caused their respective authorized representatives to execute this Agreement on the date first above written.

Existing Shareholder:

Hangzhou Yijing Biotech Partnership (Limited Partnership)

(Seal)

/s/ Lili Qian
Name: Lili Qian
Position: Executive Affairs Partner

Signature Page to Shareholders Agreement

IN WITNESS WHEREOF, the Parties have been in person or caused their respective authorized representatives to execute this Agreement on the date first above written.

Existing Shareholder:

Hangzhou Lanjing Biotech Partnership (Limited Partnership)

(Seal)

/s/ Lili Qian
Name: Lili Qian
Position: Executive Affairs Partner

Signature Page to Shareholders Agreement

IN WITNESS WHEREOF, the Parties have been in person or caused their respective authorized representatives to execute this Agreement on the date first above written.

The Management:

/s/ Lili Qian
Lili Qian

Signature Page to Shareholders Agreement

IN WITNESS WHEREOF, the Parties have been in person or caused their respective authorized representatives to execute this Agreement on the date first above written.

The Management:

/s/ Zhengsong Zhang
Zhengsong Zhang

Signature Page to Shareholders Agreement

IN WITNESS WHEREOF, the Parties have been in person or caused their respective authorized representatives to execute this Agreement on the date first above written.

The Management:

/s/ Yunfei Zhang
Yunfei Zhang

Signature Page to Shareholders Agreement

IN WITNESS WHEREOF, the Parties have been in person or caused their respective authorized representatives to execute this Agreement on the date first above written.

The Management:

/s/ Lihong Lou
Lihong Lou

Signature Page to Shareholders Agreement

IN WITNESS WHEREOF, the Parties have been in person or caused their respective authorized representatives to execute this Agreement on the date first above written.

The Management:

/s/ Kai Zhou
Kai Zhou

Signature Page to Shareholders Agreement

IN WITNESS WHEREOF, the Parties have been in person or caused their respective authorized representatives to execute this Agreement on the date first above written.

The Management:

/s/ Fang Yin
Fang Yin

Signature Page to Shareholders Agreement

IN WITNESS WHEREOF, the Parties have been in person or caused their respective authorized representatives to execute this Agreement on the date first above written.

Series B Round Investor:

Huzhou Jingyun Equity Investment Partnership (Limited Partnership)

(Seal)

/s/ Danjun Kong
Name: Danjun Kong
Position: Delegated Representative of Executive Affairs Partner

Signature Page to Shareholders Agreement

IN WITNESS WHEREOF, the Parties have been in person or caused their respective authorized representatives to execute this Agreement on the date first above written.

Series B Round Investor:

Pingtan Wenzhou Ruihe Investment Partnership (Limited Partnership)

(Seal)

/s/ Shuguang Wang
Name: Shuguang Wang
Position: Delegated Representative of Executive Affairs Partner

Signature Page to Shareholders Agreement

IN WITNESS WHEREOF, the Parties have been in person or caused their respective authorized representatives to execute this Agreement on the date first above written.

Series B Round Investor:

Pingtan Wenzhou Ruizhi Investment Partnership (Limited Partnership)

(Seal)

/s/ Shuguang Wang
Name: Shuguang Wang
Position: Delegated Representative of Executive Affairs Partner

Signature Page to Shareholders Agreement

IN WITNESS WHEREOF, the Parties have been in person or caused their respective authorized representatives to execute this Agreement on the date first above written.

Series B Round Investor:

Jiaxing Hongtong Investment Partnership (Limited Partnership)

(Seal)

/s/ Haifang Wang
Name: Haifang Wang
Position: Delegated Representative of Executive Affairs Partner

Signature Page to Shareholders Agreement

IN WITNESS WHEREOF, the Parties have been in person or caused their respective authorized representatives to execute this Agreement on the date first above written.

Series B Round Investor:

Qingdao Zhongou Industry Investment Partnership (Limited Partnership)

(Seal)

/s/ Yuanyi Ji
Name: Yuanyi Ji
Position: Delegated Representative of Executive Affairs Partner

Signature Page to Shareholders Agreement

IN WITNESS WHEREOF, the Parties have been in person or caused their respective authorized representatives to execute this Agreement on the date first above written.

Series B Round Investor:

Qingdao Haiyang Innovation Investment Co., Ltd.

(Seal)

/s/ Bingbing Liu
Name: Bingbing Liu
Position: Delegated Representative of Legal Representative

Signature Page to Shareholders Agreement

IN WITNESS WHEREOF, the Parties have been in person or caused their respective authorized representatives to execute this Agreement on the date first above written.

Series B Round Investor:

Ningbo Yijing Management Partnership (Limited Partnership)

(Seal)

/s/ Lili Qian
Name: Lili Qian
Position: Delegated Representative of Executive Affairs Partner

Signature Page to Shareholders Agreement

IN WITNESS WHEREOF, the Parties have been in person or caused their respective authorized representatives to execute this Agreement on the date first above written.

Series B Round Investor:

Ningbo Hangjing Management Partnership (Limited Partnership)

(Seal)

/s/ Lei Wang
Name: Lei Wang
Position: Delegated Representative of Executive Affairs Partner

Signature Page to Shareholders Agreement

IN WITNESS WHEREOF, the Parties have been in person or caused their respective authorized representatives to execute this Agreement on the date first above written.

Series B Round Investor:

Ningbo Zhengjing Management Partnership (Limited Partnership)

(Seal)

/s/ Daling Zhang
Name: Daling Zhang
Position: Delegated Representative of Executive Affairs Partner

Signature Page to Shareholders Agreement

Schedule 1

Shareholding Structure Immediately After Completion of the Transactions

Schedule 1

Schedule 2

List of Competitors of the Company

Schedule 2